Exhibit 99.1

NEWS RELEASE

TRIQUINT ANNOUNCES PRELIMINARY THIRD QUARTER 2010 RESULTS

Third Quarter Earnings Release will be Wednesday, October 27, 2010

HILLSBORO, OREGON (USA) – October 12, 2010 – TriQuint Semiconductor, Inc (NASDAQ: TQNT), a leading RF front-end product and foundry services provider, expects revenue of approximately $238 million and non-GAAP net income per share of approximately $0.27 based on preliminary and unaudited results for the third quarter. Commenting on the preliminary results for the quarter ended October 2, 2010, Ralph Quinsey, President and Chief Executive Officer, stated “strong demand combined with outstanding execution in operations led to revenues well above our earlier expectations. I’m very pleased with our third quarter earnings and sequential revenue growth of about 15%.” Looking to the fourth quarter, the Company expects solid sequential revenue growth.

The Company will announce its earnings for the third quarter on Wednesday, October 27, 2010, at 1:00 p.m. PDT and will host a conference call with the investment community on the same day at 2:00 p.m. PDT.

Conference Call Information:

Date:	Wednesday, October 27, 2010
Time:	2:00 p.m. (PDT)
Dial-in:	888-813-6582 or 706-643-7082
Conference Call ID #:	93960016

A webcast of the conference call will be available from the Investors section of the Company’s website at: www.triquint.com/investors/events. A replay of the conference call will be available through November 3, 2010. To access the replay, please dial 800-642-1687 or 706-645-9291 and enter Conference ID # 93960016.

Non-GAAP Financial Measures:

This press release provides financial measures for diluted earnings per share that exclude equity compensation expense, non-cash tax expense, certain charges associated with acquisitions, and other specifically identified non-routine items, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate TriQuint’s operating results.

Forward-Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding TriQuint’s anticipated revenues and non-GAAP net income for the third fiscal quarter, and its revenue growth in the fourth quarter. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes resulting from finalization of our financial statements for our third fiscal quarter, and to the effect on our fourth fiscal quarter of changes in economic, business, competitive, technological and/or regulatory factors, including TriQuint’s performance; demand for TriQuint’s products; ability to develop new products, improve yields, maintain product pricing and reduce costs; ability to win customers, increase our market share and continue to provide expected levels of inventory to customers; inventory levels in our markets and market conditions. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

NEWS RELEASE

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the risk factors described in our filings with the Securities and Exchange Commission to be a complete statement of all potential risks and uncertainties.

Facts About TriQuint

TriQuint Semiconductor (NASDAQ: TQNT) celebrates its 25th anniversary in 2010 as a leading global provider of innovative RF solutions and foundry services for the world’s leading communications, defense and aerospace companies. People and organizations around the world need real-time, all-the-time connections; TriQuint products help reduce the cost and increase the performance of connected mobile devices and the networks that deliver critical voice, data and video communications. With the industry’s broadest technology portfolio, recognized R&D leadership, and expertise in high-volume manufacturing, TriQuint creates standard and custom products using gallium arsenide (GaAs), gallium nitride (GaN), surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies. The company has ISO9001-certified manufacturing facilities in the U.S., production in Costa Rica, and design centers in North America and Germany. For more information, visit www.triquint.com.

TriQuint: Connecting the Digital World to the Global Network®

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: sbuhaly@tqs.com	Heidi A. Flannery Investor Relations Counsel Fi.Comm Ltd. Tel: +1.541.322.0230 E-mail: heidi.flannery@ficomm.com	Media Contact: Brandi Frye Director, Marketing Comms TriQuint Semiconductor, Inc Tel: +1.503.615.9488 Mobile: +1.503.780.2318 E-mail: bfrye@tqs.com